                                                                      EXHIBIT 21

                   LIST OF IMCO RECYCLING INC. SUBSIDIARIES


Wholly owned unless otherwise indicated as of March 12, 1999.


 1. IMCO Investment Company, a Delaware Corporation

 2. Interamerican Zinc, Inc., a Delaware Corporation

 3. IMCO Recycling of Ohio Inc., a Delaware Corporation

 4. IMCO Management Partnership L.P., a Texas Limited Partnership

 5. IMCO Recycling of California, Inc., a Delaware Corporation

 6. IMCO Energy Corp., a Delaware Corporation

 7. IMCO International, Inc., a Delaware Corporation

 8. IMCO Recycling of Indiana Inc., a Delaware Corporation

 9. IMCO Recycling of Illinois Inc., an Illinois Corporation

10. IMCO Indiana Partnership L.P., an Indiana Limited Partnership

11. Pittsburg Aluminum, Inc., a Kansas Corporation

12. VAW-IMCO Gu(beta) und Recycling GmbH, a private company with limited liability organized under the laws of Germany (50% owned)

13. IMCO Recycling of Michigan L.L.C., a Delaware Limited Liability Company

14. IMCO Recycling (UK) Ltd., a private company limited by shares and organized under the laws of England and Wales

15. IMSAMET, Inc., a Delaware Corporation

16. IMCO Recycling of Idaho Inc., a Delaware Corporation

17. IMCO Recycling of Utah Inc., a Delaware Corporation

                   LIST OF IMCO RECYCLING INC. SUBSIDIARIES


18. Imsamet of Arizona, an Arizona General Partnership (70% owned)

19. Solar Aluminum Technology Services, a Utah General Partnership (50% owned)

20. Rock Creek Aluminum, Inc., an Ohio Corporation

21. Alchem Aluminum, Inc., a Delaware Corporation

22. IMCO Recycling Holding B.V., a private company with limited liability organized under the laws of the Netherlands

23. IMCO (UK) Limited Partnership, a limited partnership organized under the laws of England and Wales

24. U.S. Zinc Corporation, a Delaware Corporation

25. Gulf Reduction Corporation, a Delaware Corporation

26. Midwest Zinc Corporation, a Delaware Corporation

27. MetalChem, Inc., a Pennsylvania Corporation

28. Western Zinc Corporation, a California Corporation

29. U.S. Zinc Export Corporation, a Texas Corporation

30. U.S. Zinc - FSC, Inc., a Barbados Corporation

31. MetalChem Canada Incorporated, an Ontario Corporation

32. MetalChem Handel GmbH, a private company with limited liability organized under the laws of Germany

33. Alchem Aluminum Shelbyville Inc., a Delaware Corporation